SYNERGY BANK

                           DEFERRED COMPENSATION PLAN
                        FOR THE BENEFIT OF JOHN S. FIORE


         WHEREAS, Synergy Bank ("Bank") has previously adopted a Phantom Stock and Phantom Option Plan for the benefit of John S. Fiore ("Phantom Plan" or "Prior Plan") in order to provide deferred compensation based upon the financial performance of the Bank as a mutual institution; and

         WHEREAS, such Prior Plan has terminated in accordance with its terms upon the completion of the mutual-to-stock conversion and issuance of stock to the public related to the mid- tier holding company of the Bank ("Conversion") in as of September 17, 2002, however, the conversion regulations of the Office of Thrift Supervision ("OTS") preclude the implementation of stock benefit plans for a minimum of six months following such stock conversion; and

         WHEREAS, the Board of Directors wishes to continue to provide the President of the Bank, John S. Fiore ("Participant"), with deferred compensation incentives consistent with the benefits previously awarded under the Prior Plan until such time that the Bank and its parent company may implement stock benefit plans, and

         WHEREAS, it is deemed advisable and in the best interests of the Bank to offer such Participant with such additional financial incentives in the form of deferred compensation to encourage such continued employment service to the Bank, and to remain market competitive in the Bank's ability to offer incentive compensation and retirement income security to such Participant;

         NOW THEREFORE, BE IT RESOLVED that the Bank's Deferred Compensation Plan for the Benefit of John S. Fiore ("Deferred Plan"), be adopted and implemented effective September 17, 2002, as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following words and phrases as used herein shall, for the purpose of this Plan and any subsequent amendment thereof, have the following meanings unless a different meaning is plainly required by the content, as follows:

         "Bank" means Synergy Bank, Cranford, New Jersey, or any successor thereto.

         "Beneficiary" shall mean a Participant's surviving spouse, if any, the Participant's named beneficiary as reflected on the records of the Bank, or the Participant's estate, in descending order of priority.

         "Board" means the Board of Directors of the Bank, as constituted from time to time and successors thereto.

         "Committee"  means  the  Board  or  the  administrative   committee  as
appointed by the Board pursuant to Section 8.11 herein.

         "Deferred Compensation Account" shall mean the aggregate accrual of benefits under the Plan for the benefit of the Participant, including earnings credited thereto.

         "Disability" (total and permanent disability) means a mental or physical disability which prevents the Participant from performing the normal duties of his or her position with the Bank. Such disability must have prevented the Participant from performing his or her duties for at least six months, and a physician satisfactory to both the Participant and the Bank must certify that the Participant is disabled from performing his or her normal duties with the Bank.

         "Effective Date" means September 17, 2002.

         "Participant" means John S. Fiore, the Bank's President. Such participation shall continue as long as such Participant fulfills all requirements for participation subject to the right of termination, amendment and modification of the Plan hereinafter set forth.

         "Plan" means the Synergy Bank Deferred Compensation Plan for the Benefit of John S. Fiore, as herein set forth, as may be amended from time to time.

         "Prior Plan" means the Bank's Phantom Stock and Phantom Option Plan for the benefit of John S. Fiore, which plan was terminated effective September 17, 2002.

         "Retirement Date" means the first day of the calendar month following the date that the Participant terminates service as an employee of the Bank.

         "Service" means all years of service as an employee of the Bank and all predecessor and successor entities. Years of service need not be continuous.

         "Trust" shall mean any trust agreement entered into on behalf of the Plan by the Bank for the purpose of holding assets of the Bank in order to promote the efficient administration of the Plan.

                                   ARTICLE II

                         BENEFITS ACCRUALS AND PAYMENTS

         2.1 Retirement. Upon a Participant's termination from service as an employee of the Bank on or after the Retirement Date, the Bank shall pay to the participant the benefits set forth herein at Article II, Section 2.4. Except as provided at Article II, Section 2.1, 2.2 and 2.3 herein, the Bank shall have no financial obligations to the Participant under the Plan.

         2.2 Disability. In the event of the Disability of the Participant, the Participant will be entitled to a benefit equal to the Deferred Compensation Account amount specified at Article II, Section 2.4, first payable on the first day of the month following certification of such Disability without regard to any other provisions herein to the contrary.

         2.3 Benefit Payments Following Death. Upon death of a Participant prior to the Retirement Date, a Participant's Deferred Compensation Account shall be immediately payable to the Beneficiary in the form of a lump-sum payment within thirty days of the death of the Participant, in accordance with the provisions of Section 2.4. Upon the death of a Participant after termination of employment with the Bank, any benefits that would have been payable to such Participant shall thereafter be payable to the Beneficiary in the same amount and manner.

         2.4 Benefit Payments. The Participant shall be eligible to receive benefit payments under the Plan, as follows:

         a. Upon termination of employment in accordance with Sections 2.1, 2.2 and 2.3 of the Plan, the Participant shall be eligible to receive payment equal to the Deferred Compensation Account, valued as of such date of termination of employment payable in the form of a lump-sum amount as of the date of termination of employment of the Participant.

         b. Benefits payable hereunder are exclusive of any benefits to be received under other benefit plans of the Bank.

         2.5 Notice of Retirement. A Participant electing to retire in accordance with the Plan shall deliver written notice ("Notice") to the Board not less than thirty days prior to the actual Retirement Date. A Participant who terminates service upon his death or Disability or upon the request of the Bank shall not be required to deliver such Notice in order to be entitled to receive benefits under the Plan.

         2.6 Deferred Compensation Account Accruals.

         a. Not later than December 31 of each year after the Effective Date, the Bank shall credit to the Deferred Compensation Account of each Plan Participant an amount equal to the Deferred Compensation Accrual for such fiscal year of the Bank (or pro rata portion thereof), plus crediting of an additional accrual calculated as earnings on such Deferred Compensation Account. The determination regarding the annual contribution to be made to the Deferred Compensation Account shall be made by the Board of Directors of the Bank in its sole discretion, taking into account an assessment regarding the financial performance of the Bank for such fiscal year, the job performance of the Participant during such period and the attainment of organization and Participant performance objectives for such period. Notwithstanding the foregoing, the target award to the Deferred Compensation Account for each fiscal year, exclusive of earnings credited to prior accruals to such Deferred Compensation Account, shall be the amount set forth at Schedule I for such fiscal year, and in no event shall such annual award to the Deferred Compensation Account exceed ten percent of such Participant's annual base salary for such fiscal year (exclusive of earnings on such Deferred Compensation Account) .

         b. Such rate of accrual with respect to earnings on the Deferred Compensation Account shall be computed based upon the Bank's average cost of funds for such period as determined by the Board, but in no event at a rate less than the interest rate in effect and payable on the five year US Treasury obligations at such time.

         c. The Deferred Compensation Account for the Participant shall be established as of the Effective Date to include the Bank's accruals for such Participant under the Prior Plan, if any, as detailed at Schedule I. Such inclusion of such accruals under the Prior Plan shall constitute a complete and absolute waiver by the Participant of any future rights or benefits to such Participant or any beneficiaries related to such Prior Plan.

         2.7 Alternative Forms of Benefits. Notwithstanding anything herein to the contrary, the Board may pay out all or part of a Participant's then accrued Deferred Compensation Account accrued as of the date of such payment within its sole discretion.

                                   ARTICLE III

                         INSURANCE AND OTHER INVESTMENTS

         3.1 Ownership of Insurance and Other Investments. The Bank, in its sole discretion, may elect to purchase one or more life insurance policies on the life of the Participant in order to provide funds to the Bank to pay part or all of the benefits accrued under this Plan. All rights and incidents of ownership in any life insurance policy that the Bank may purchase insuring the life of the Participant (including any right to proceeds payable thereunder) shall belong exclusively to the Bank or its designated Trust, and neither the Participant, nor any beneficiary or other person claiming under or through him or her shall have any rights, title or interest in or to any such insurance policy or any other assets held by the Bank or any trust. The Participant shall not have any power to transfer, assign, hypothecate or otherwise encumber in advance any assets of the Bank or any benefits payable under this Plan, nor shall any benefits be subject to seizure for the benefit of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any life insurance policy or other assets purchased pursuant hereto and any proceeds payable thereunder shall remain subject to the claims of the Bank's general creditors.

         3.2 Physical Examination. As a condition of becoming or remaining covered under this Plan, the Participant, as may be requested by the Bank from time to time shall take a physical examination by a physician approved by an insurance carrier. The cost of the examination shall not be borne by the Participant. The report of such examination shall be transmitted directly from the physician to the insurance carrier designated by the Bank to establish certain costs associated with obtaining insurance coverages as may be deemed necessary under this Plan. Such examination shall remain confidential among the Participant, the physician and the insurance carrier and shall not be made available to the Bank in any form or manner.

         3.3 Death of Participant. Upon the death of the Participant, the proceeds derived from any such insurance policy or other assets held by the Bank or any related Trust, if any, shall be paid to the Bank or its designated Trust.

                                   ARTICLE IV

                            TRUST / NON-FUNDED STATUS

         4.1 Trust. Except as may be specifically provided, nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Bank and the Participant or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Bank. No person other than the Bank shall by virtue of the provisions of this Plan have any interest in such funds. The Bank shall not be under any obligation to use such funds solely to provide benefits hereunder, and no representations have been made to a Participant that such funds can or will be used only to provide benefits hereunder. To the extent that any person acquires a right to receive payments from the Bank under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Bank.

         In order to facilitate the accumulation of funds necessary to meet the costs of the Bank under this Plan (including the provision of funds necessary to pay premiums with respect to any life insurance policies purchase pursuant to
Article III above and to pay benefits to the extent that the cash value and/or proceeds of any such policies are not adequate to make payments to a Participant or his or her beneficiary as and when the same are due under the Plan), the Bank may enter into a Trust Agreement. The Bank, in its discretion, may elect to place any life insurance policies purchased pursuant to Article III above into the Trust. In addition, such sums shall be placed in said Trust as may from time to time be approved by the Board of Directors, in its sole discretion. To the extent that the assets of said Trust and/or the proceeds of any life insurance policy purchased pursuant to Article III are not sufficient to pay benefits accrued under this Plan, such payments shall be made from the general assets of the Bank.

                                    ARTICLE V

                                     VESTING

         5.1 Vesting. All benefits under this Plan are deemed non-vested and forfeitable prior to the Retirement Date. All benefits payable hereunder shall be deemed 100% earned and non-forfeitable by the Participant and his or her Beneficiary as of the Retirement Date. Notwithstanding the foregoing, all benefits payable hereunder shall be deemed 100% earned and non-forfeitable by the Participant and his or her Beneficiary upon the death or the Disability of the Participant. No benefits shall be deemed payable hereunder for any time period prior to the Retirement Date, except in the event of the death or Disability of the Participant.

                                   ARTICLE VI

                                   TERMINATION

         6.1 Termination. All rights of the Participant hereunder shall terminate immediately upon the Participant receiving distribution of all sums accrued and credited to his or her Deferred Compensation Account. A Participant's right to receive an award to the Deferred Compensation Account (exclusive of earnings on prior accruals under the Deferred Compensation Account) for any particular fiscal year of the Bank shall be within the sole discretion of the Board; provided that the Participant was an employee of the Bank during such fiscal year. A leave of absence approved by the Board shall not constitute a cessation of service within the meaning of this paragraph, within the sole discretion of the Board.


                                   ARTICLE VII

                      FORFEITURE OR SUSPENSION OF BENEFITS

         7.1 Forfeiture or Suspension of Benefits. Notwithstanding any other provision of this Plan to the contrary, in the event that benefits are payable in a form other than a lump-sum, benefits shall be forfeited or suspended during any period of paid service with the Bank following the commencement of benefit payments, within the sole discretion of the Board.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Other Benefits. Nothing in this Plan shall diminish or impair the Participant's eligibility, participation or benefit entitlement under any other benefit, insurance or compensation plan or agreement of the Bank now or hereinafter in effect.

         8.2 No Effect on Employment. This Plan shall not be deemed to give any Participant or other person in the employ or service of the Bank any right to be retained in the employment or service of the Bank, or to interfere with the right of the Bank to terminate any Participant or such other person at any time and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan.

         8.3 Legally Binding. The rights, privileges, benefits and obligations under this Plan are intended to be legal obligations of the Bank and binding upon the Bank, its successors and assigns.

         8.4 Modification. The Bank, by action of the Board, reserves the exclusive right to amend, modify, or terminate this Plan. Any such termination, modification or amendment shall not terminate or diminish any rights or benefits accrued by any Participant prior thereto. The Bank shall give thirty (30) days' notice in writing to any Participant prior to the effective date of any such amendment, modification or termination of this Plan. Notwithstanding the foregoing, in no event shall such benefits payable to a Participant under the Plan be reduced below those provided for in Section 2.4 herein. In the event that the Plan benefits payable under Section 2.4 of the Plan are reduced or the Plan is terminated, a Participant shall be immediately 100% vested in all benefits accrued to such date in accordance with Section 2.4 as of the date of such Plan amendment or Plan termination without regard to such Plan amendment or Plan termination.

         8.5 Arbitration. Any controversy or claim arising out of or relating to any contract or the breach thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with such arbitration hearing to be held at the offices of the American Arbitration Association ("AAA") unless otherwise mutually agreed to by the Participant and the Bank, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         8.6 Limitation. No rights of any Participant are assignable by any Participant, in whole or in part, either by voluntary or involuntary act or by operation of law. Rights of the Participant hereunder are not subject to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance or garnishment by creditors of the Participant or a Beneficiary. Such rights are not subject to the debts, contracts, liabilities, engagements, or torts of any Participant or his or her Beneficiary. No Participant shall have any right under this Plan or any Trust referred to in Article IV or against any assets held or acquired pursuant thereto other than the rights of a general, unsecured creditor of the Bank pursuant to the unsecured promise of the Bank to pay the benefits accrued hereunder in accordance with the terms of this Plan. The Bank has no obligation under this Plan to fund or otherwise secure its obligations to render payments hereunder to the Participant. No Participant shall have any voice in the use, disposition, or investment of any asset acquired or set aside by the Bank to provide benefits under this Plan.

         8.7 ERISA and IRC Disclaimer. It is intended that the Plan be neither an "employee welfare benefit plan" nor an "employee pension benefit plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Further, it is intended that the Plan will not cause the interest of a Participant under the Plan to be includable in the gross income of such Participant or a Beneficiary prior to the actual receipt of a payment under the Plan for purposes of the Internal Revenue Code of 1986, as amended ("IRC"). No representation is made to any Participant to the effect that any insurance policies purchased by the Bank or assets of any Trust established pursuant to this Plan will be used solely to provide benefits under this Plan or in any way shall constitute security for the payment of such benefits. Benefits payable under this Plan are not in any way limited to or governed by the proceeds of any such insurance policies or the assets of any such Trust. No Participant in the Plan has any preferred claim against the proceeds of any such insurance policies or the assets of any such Trust.

         8.8 Conduct of Participant. Notwithstanding anything contained to the contrary, no payment of any then unpaid benefits shall be made and all rights under the Plan payable to a Participant, or any other person, to receive payments thereof shall be forfeited if the Participant shall engage in any activity or conduct which in the opinion the Board of the Bank is inimical to the best interests of the Bank.

         8.9 Incompetency. If the Bank shall find that any person to whom any payment is payable under the Plan is deemed unable to care for his or her personal affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Bank to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board, in its sole discretion, may determine. Any such payments shall constitute a complete discharge of the liabilities of the Bank under the Plan.

         8.10 Construction. The Board shall have full power and authority to interpret, construe and administer this Plan and the Board's interpretations and construction thereof, and actions thereunder, shall be binding and conclusive on all persons for all purposes. Directors of the Bank and members of the Committee shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful, gross misconduct or intentional lack of good faith.

         8.11 Plan Administration. The Board of the Bank shall administer the Plan; provided, however, that the Board may appoint an administrative committee ("Committee") to provide administrative services or perform duties required by this Plan. The Committee shall have only the authority granted to it by the Board.

         8.12 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of New Jersey, except to the extent that Federal law shall be deemed to apply. No payments of benefits shall be made hereunder if the Board of the Bank, or counsel retained thereby, shall determine that such payments shall be in violation of applicable regulations, or likely result in imposition of regulatory action, by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or other appropriate banking regulatory agencies.

         8.13 Regulatory Matters.

         (a) The Participant or Beneficiary shall have no right to receive compensation or other benefits in accordance with the Plan for any period after termination of service for Just Cause. Termination for "Just Cause" shall include termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Plan.

         (b) Notwithstanding anything herein to the contrary, any payments made to a Participant or Beneficiary pursuant to the Plan shall be subject to and conditioned upon compliance with 12 USC '1828(k) and any regulations promulgated thereunder.

         (c) If the Participant is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section  8(e)(3) or (g)(1) of the FDIA (12 U.S.C.  1818(e)(3)  and (g)(1)),  the
Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank's may within its discretion (i) pay the Participant all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (d) If the Participant is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the contracting parties shall not be affected.

         (e) If the Bank is in default (as defined in Section 3(x)(1) of FDIA) all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         (f) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         8.14 Successors and Assigns. The Plan shall be binding upon any successor or successors of the Bank, and unless clearly inapplicable, reference herein to the Bank shall be deemed to include any successor or successors of the Bank.

         8.15 Sole Agreement. The Plan expresses, embodies, and supersedes all previous agreements, understandings, and commitments, whether written or oral, between the Bank and the Participant and Beneficiaries hereto with respect to the subject matter hereof.

                                   SCHEDULE I
                                   ----------


The Deferred Compensation Accruals related to the Participant as of the Effective Date is as follows:


                                                           Deferred Compensation
         Participant                                               Accrual
         ------------                                              -------

         John S. Fiore      Carry Over From Prior Plan           $40,165.64
                            (Balance as of 8/31/2002)


         Monthly Accrual/Target Award for the Period
         from September 1, 2002 through December 31, 2002        $1,179.58/month

         Monthly Accrual/Target Award for the Period             $1,500.00/month
         from January 1, 2003 through the date of award of Stock Options and Restricted Stock Awards by
         Synergy Financial Group, Inc. or Synergy Bank.